Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

September 10, 2012

EP Energy LLC

Everest Acquisition Finance Inc.

1001 Louisiana Street

Houston, Texas 77002

Registration Statement on Form S-4
(Registration No. 333-              )

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of EP Energy LLC, a Delaware limited liability company (the “Issuer”), Everest Acquisition Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the person listed on Schedule I hereto (the “Delaware Corporate Guarantor”), the persons listed on Schedule II hereto (each, a

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

“Delaware LLC Guarantor”) and the person listed on Schedule III hereto (the “Delaware Limited Partnership Guarantor” and, together with the Delaware Corporate Guarantor and the Delaware LLC Guarantors,  the “Guarantors”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of $750,000,000 aggregate principal amount of the Issuers’ 6.875% Senior Secured Notes due 2019 (the “Senior Secured Exchange Notes”), $2,000,000,000 aggregate principal amount of the Issuers’ 9.375% Senior Notes due 2020 (the “Senior 2020 Exchange Notes”) and $350,000,000 aggregate principal amount of the Issuers’ 7.750% Senior Notes due 2022 (the “Senior 2022 Exchange Notes,” and together with the Senior Secured Exchange Notes and the Senior 2020 Exchange Notes, the “Exchange Notes”)  and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees” and, collectively with the Exchange Notes, the “Securities”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $750,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2019 (the “Senior Secured Initial Notes”), $2,000,000,000 aggregate principal amount of 9.375% Senior Notes due 2020 (the “Senior 2020 Initial Notes”) and $350,000,000 aggregate principal amount of 7.750% Senior Notes due 2022 (the “Senior 2022 Initial Notes,” and together with the Senior Secured Initial Notes and the Senior 2020 Initial Notes, the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors.  The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture, dated as of April 24, 2012

(the “Senior Secured Notes Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee for the 6.875% Senior Secured Notes due 2019, the Indenture, dated as of April 24, 2012 (the “Senior 2020 Notes Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee for the 9.375% Senior Notes due 2020, and the Indenture, dated as of August 13, 2012 (the “Senior 2022 Notes Indenture,” and together with the Senior 2020 Notes Indenture and the Senior 2022 Notes Indenture, the “Indentures”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee for the 7.750% Senior Notes due 2022, as applicable.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             the Registration Statement;

2.             the Senior Secured Notes Indenture, including the form of the Exchange Notes attached thereto, included as Exhibit 4.1 to the Registration Statement;

3.             the Senior 2020 Notes Indenture, including the form of the Exchange Notes attached thereto, included as Exhibit 4.2 to the Registration Statement;

4.             the Senior 2022 Notes Indenture, including the form of the Exchange Notes attached thereto, included as Exhibit 4.3 to the Registration Statement;

5.             the Registration Rights Agreement, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, in respect of the Senior Secured Initial Notes and included as Exhibit 4.4 to the Registration Statement;

6.             the Registration Rights Agreement, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, in respect of the Senior 2020 Initial Notes and included as Exhibit 4.5 to the Registration Statement; and

7.             the Registration Rights Agreement, dated as of August 13, 2012, between EP Energy LLC, Everest Acquisition Finance Inc. and Citigroup Global Markets Inc. as representative of the several initial purchasers, in respect of the Senior 2022 Initial Notes and included as Exhibit 4.6 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Issuers and the Guarantors as we have considered appropriate, including, as applicable, a copy of the certificate of formation or incorporation, as amended, and the limited liability company operating agreement, limited partnership agreement or by-laws, as amended, of the Issuers and each Guarantor, certified by the Issuers and each Guarantor as in effect on the date of this letter, and copies of resolutions of the board of managers, the sole member, the board of directors or the general partner, as applicable, of the Issuers and each Guarantor relating to the issuance of the Securities, certified by the Issuers and each Guarantor and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.  We have also assumed without independent investigation (i) that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes and the Guarantees will be in substantially the form attached to the Indentures and that any information omitted from such form will be properly added.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.             When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the applicable Indentures and Registration Rights Agreements, the Exchange Notes will be valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.             When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the applicable Indentures and Registration Rights Agreements, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that the enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I

DELAWARE CORPORATE GUARANTORS

Name	State of Incorporation / Organization
EPE Nominee Corp.	Delaware

SCHEDULE II

DELAWARE LLC GUARANTORS

Name	State of Incorporation / Organization
EP Energy Global LLC	Delaware
EP Energy Brazil, L.L.C.	Delaware
EP Energy Preferred Holdings Company, L.L.C.	Delaware
MBOW Four Star, L.L.C.	Delaware
EP Energy Management, L.L.C.	Delaware
EP Energy Resale Company, L.L.C.	Delaware
EP Energy Gathering Company, L.L.C.	Delaware
Crystal E&P Company, L.L.C.	Delaware

SCHEDULE III

DELAWARE LIMITED PARTNERSHIP GUARANTOR

Name	State of Incorporation / Organization
EP Energy E&P Company, L.P.	Delaware